UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2019

Commission File Number: 001-38738

Eton Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	37-1858472
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010

(Address of principal executive offices)

(847) 787-7361

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2019, Eton Pharmaceuticals, Inc. (“Eton”) entered into an Exclusive Licensing and Supply Agreement (the “ET-202 License Agreement”) with Sintetica SA (“Sintetica”) for marketing rights in the United States to ET-202, an injectable product candidate for use in the hospital setting that has been submitted to the U.S. Food and Drug Administration (the “FDA”) for review. Pursuant to the terms of the Agreement, Eton will be responsible for marketing activities and Sintetica will be responsible for development, manufacturing, and regulatory activities related to obtaining regulatory approval. Eton will pay to Sintetica a licensing payment of $2,000,000 upon execution of the agreement and $750,000 upon FDA approval of the product candidate. Upon approval, Sintetica will supply ET-202 to Eton at its direct costs. Eton will retain 5% of net sales as a marketing fee. Sintetica will be entitled to receive the first $500,000 of product profits. All additional profit will be split 50% to Eton and 50% to Sintetica. The agreement has a ten-year term from first commercial sale of product.

On February 8, 2019, Eton also entered into an Exclusive Licensing and Supply Agreement (the “ET-203 License Agreement”) with Sintetica for marketing rights in the United States to ET-203, an injectable product candidate for use in the hospital setting. Pursuant to the terms of the Agreement, Eton will be responsible for marketing activities and Sintetica will be responsible for development, manufacturing, and regulatory activities related to obtaining regulatory approval. Eton will pay to Sintetica a licensing payment of $1,000,000 upon execution of the agreement and $750,000 upon FDA approval of the product candidate. Upon approval, Sintetica will supply ET-202 to Eton at its direct costs. Eton will retain 5% of net sales as a marketing fee. Sintetica will be entitled to receive the first $500,000 of product profits. All additional profit will be split 50% to Eton and 50% to Sintetica. The agreement has a ten-year term from first commercial sale of product.

The foregoing descriptions of the ET-202 License Agreement and ET-203 License Agreement are not intended to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2019	Eton Pharmaceuticals, Inc.

	By:	/s/ W. Wilson Troutman
	Name:	W. Wilson Troutman
	Title:	Chief Financial Officer and Secretary